AMSOUTH

Continuing Guaranty Agreement                              Date:  June 11, 1997

   WHEREAS, the undersigned (hereinafter referred to as the "Guarantors," whether one or more) have agreed to guarantee, jointly and severally, the payment of all credit heretofore or hereafter extended and all advances heretofore or hereafter made by AmSouth Bank of Alabama (hereinafter referred to as the "Bank") to Ridge Pointe Mfg., L.L.C. (hereinafter referred to as the "Borrower"), and of all other Liabilities (as hereinafter defined) of the Borrower to the Bank.

     NOW, THEREFORE, in consideration of the premises, the sum of ten dollars to each of the Guarantors in hand paid by the Bank, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Guarantors, and in order to induce the Bank to extend to the Borrower from time to time such extensions of credit, advances and forebearances as the Bank in its sole discretion may deem prudent and wise, the Guarantors, jointly and severally, unconditionally and absolutely hereby guarantee the due and punctual payment to the Bank when and as the same shall become due and payable (whether by acceleration or otherwise) of the following (collectively, the "Liabilities"): all indebtedness, obligations and liabilities of the Borrower to the Bank of every kind, character and description whatsoever, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, contracted or arising, joint or several, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by any agreement or instrument, and whether incurred as maker, drawer, endorser, surety, guarantor or otherwise, including without limitation obligations of the Borrower purchased by the Bank, Recovered Payments, as hereinafter defined, and obligations incurred in connection with the issuance of a letter of credit, and any and all extensions and renewals of all or any part of the same.

     The Guarantors further jointly and severally agree that, in the event the Bank grants to the Borrower one or more extensions or renewals of any of the Liabilities, or any part thereof, or permits or requires any other modification in any of the terms of the Liabilities, or any part thereof, in any manner which may be acceptable to the Bank, with or without notice to the Guarantors, this guaranty shall, and is hereby made to extend to and cover such extended, renewed or modified Liabilities, on whatever terms and conditions the same may be extended, renewed or modified, and without regard to the number of times or the manner in which the same may have been or shall be extended, renewed or modified.

     The Guarantors further jointly and severally agree (a) to pay any and all of the Liabilities upon demand at any time after maturity thereof (whether by acceleration or otherwise); (b) to be bound by all of the terms and provisions appearing on the face of any instrument or agreement evidencing, securing, guaranteeing, or executed in connection with any of the Liabilities and of any renewal instrument or agreement (the "Loan Documents") (including any terms waiving notice and agreeing to pay costs and expenses of collection in the event of default) just as though the Guarantors had signed such instrument or agreement; (c) that the Bank will not be required first to resort to the Borrower or any other maker, endorser, surety, guarantor or other Guarantor
(each such Borrower, maker, endorser, surety, guarantor, or other Guarantor being hereinafter individually called and "Obligor") or to the security pledged or granted to it by any instrument or agreement, or otherwise assigned or conveyed to it, but in case of default in the payment of any of the Liabilities the Bank may forthwith look to the Guarantors jointly and severally for payment under the provisions hereof; and (d) that the Bank's enforcement of the Guarantors' obligations hereunder shall not be stayed or otherwise delayed by any claim (including without limitation, a counterclaim) that any Obligor may have against the Bank.

     The Guarantors hereby further jointly and severally agree that the obligations of the Guarantors hereunder are absolute, unconditional, present and continuing guaranties of payment and not collectibility and shall not be subject to any counterclaim, recoupment, set-off, reduction or defense based upon any claim that the Guarantors, or any of them, may have against the Borrower or the Bank and shall not be discharged, impaired, modified or otherwise affected by
(a) the unenforceability, non-existence, invalidity or non-perfection of (i) any of the Liabilities, (ii) any Loan Documents, (iii) any renewal instrument or agreement or (iv) any lien, pledge, assignment, security interest or conveyance given as security therefor; (b) any understanding or agreement that any other person, firm or corporation was or is to execute this agreement or any other document evidencing, guaranteeing or securing the Liabilities, or any part thereof; (c) Bank's resort or failure or refusal to resort to any other security or remedy for the collection of the Liabilities, or any part thereof; (d) the sale, exchange, release, surrender, or impairment of any collateral or other security for the Liabilities, or any part thereof; (e) the death, insolvency or bankruptcy of any Obligor or the failure of the Bank to file a claim against such decreased or bankrupt Obligor's estate for such Obligor's liability or obligation to the Bank; (f) any modification, amendment, supplement, or change in the status or terms of any of the Liabilities or any collateral or other security for the Liabilities, or any part thereof; (g) any default by the Borrower in payment of any of the Liabilities; (h) any compromise, settlement, release, discharge, termination, waiver, or extension of time for payment, performance, or observance of, any obligation of any Obligor with respect to any of the Liabilities; (i) the application of any payments, proceeds of collateral or other sums to any of the Liabilities in such order as the Bank may elect; (j) any exercise or non-exercise of any right, remedy, power, or privilege of the Bank, with respect to any of the Liabilities or any collateral or other security therefor; (k) any failure, omission, delay, or lack of diligence on the part of Bank to enforce, assert, or exercise any such right, power, privilege, or remedy; (l) any claim (including, but not limited to a counterclaim) that any Obligor may have against the Bank; or (m) any other event, circumstance or condition, whether or not the Guarantors, or any of the them, shall have notice or knowledge thereof.

     The Guarantors further jointly and severally agree that it shall not be necessary for the Bank to give any Guarantor notice of or to obtain consent or approval of any Guarantor in connection with, (a) the making of any advances or any extensions of credit or the terms thereof, or of any renewal or extension of or other modification with respect to the Liabilities, or any part thereof; (b) any of the matters described in clauses (a) through (m) of the preceding paragraph; or (c) the Bank's acceptance of and reliance on this agreement. The terms hereof shall inure to the benefit of the successors and assigns of the Bank and shall be binding, jointly and severally, upon the Guarantors, their heirs, executors, administrators, successors and assigns.

     Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. No modification, amendment or waiver of any provision of this agreement shall be effective unless in writing and signed by a duly authorized officer of the Bank, and then the same shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

     The Guarantors jointly and severally hereby agree to indemnify and hold the Bank harmless against any loss or expense, including reasonable attorneys' fees and disbursements, that may result from any failure of any Obligor to pay any of the Liabilities when and as due and payable or that may be incurred by or on behalf of the Bank in enforcing payment of any of the Liabilities against any of the Guarantors or any of the Obligors; provided, however, that if this agreement is subject to section 5-19-10 of the Code of Alabama 1975, attorneys' fees shall be limited to 15% of the unpaid balance of the debt after default, and no attorneys' fees shall be payable if the original principal amount or the original amount financed does not exceed $300.

     In addition to all liens upon, and rights of set-off against, any moneys, securities, or other property of the Guarantors given to the Bank by law, the Bank shall have a lien upon and a right of set-off against all deposits, moneys, securities, and other property of any of the Guarantors now or hereafter in the possession of, or on deposit with, the Bank, whether held in a general or special account or deposit, for safekeeping, or otherwise; and every such lien and right of set-off may be exercised without demand upon or notice to the Guarantors.

     Each of the Guarantors who now is or hereafter becomes an "insider," as defined in 11 U.S.C. Section 101 (or any amendment or successor thereto or replacement thereof), of the Borrower hereby waives and relinquishes all rights (including without limitation rights of subrogation) that such Guarantor now has or hereafter may have to recover from or be reimbursed by the Borrower or the Borrower's property, or from any person, firm, or corporation that may now or hereafter have such a right to recover from or be reimbursed by the Borrower or the Borrower's property, any amounts paid by such Guarantor to satisfy, in whole or in part, the Liabilities. The provisions of this paragraph are made for the express benefit of the Borrower as well as the Bank and may be enforced independently by the Borrower.

     The Guarantors further jointly and severally agree that this agreement shall remain in full force and effect until revoked or terminated by a written instrument, signed by the Guarantors and delivered to the Bank and acknowledged in writing by the Bank, and even after any such revocation or termination, shall be and remain effective as to any Liabilities then outstanding; and that this agreement shall not be construed as being terminated by payment in full of the Liabilities to the Bank, if, thereafter, in the absence of written revocation or termination by the Guarantors acknowledged by the Bank, the Borrower obtains or incurs additional or new Liabilities. Notwithstanding the foregoing sentence, this Continuing Guaranty Agreement and the Guarantors' obligations hereunder shall continue to be effective or be automatically reinstated, as the case may be, any time payment of all or any part of the Liabilities is recovered (a "Recovered Payment") from the Bank as a result of a preference or other claim made under any bankruptcy, insolvency, dissolution, liquidation, reorganization, receivorship, or similar law or otherwise. The collateral, if any, securing this Continuing Guaranty Agreement may be held by the Bank until it is satisfied that all time periods during which the payment of all or any part of the Liabilities may be recovered from the Bank as a result of a preference or other claim under any bankruptcy, insolvency, dissolution, liquidation, reorganization, receivorship, or similar law or otherwise have elapsed.

     Any act or circumstance that shall toll any statute of limitations applicable to the Liabilities, or any of them, shall also toll the statute of limitations applicable to the Guarantors' liability for the Liabilities under this Continuing Guaranty Agreement.

     The term "Guarantors" as used herein refers to the undersigned, whether one or more natural persons, corporations, associations, partnerships, or other entities.

     This agreement shall be governed by, and construed in accordance with, Alabama law.

     This agreement and the other Loan Documents contain the entire understanding and agreement between the guarantors and the Bank with respect to the obligations of the Guarantors hereunder and supersede any prior agreements, understandings, promises, and statements with respect to such obligations.

     Witness the signatures and seals of the undersigned on the day and year first written above.

NOTICE TO COSIGNER
     You are being asked to guarantee all debt of the borrower to this bank, including all future debts of the borrower entered into with this bank prior to the time you revoke or terminate this agreement in writing as set forth in this agreement. Think carefully before you do. If the borrower doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.
     You may have to pay up to the full amount of the debt if the borrower does not pay. You may also have to pay late fees or collection costs, which increase this amount.
      The bank can collect this debt from you without first trying to collect from the borrower. The bank can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become a part of your credit record.
      This notice is not the contract that makes you liable for the debt.

CAUTION-IT IS IMPORTANT THAT YOU THOROUGHLY READ THIS CONTRACT BEFORE  YOU  SIGN
IT.

Witness:                           Cavalier Homes, Inc.                   (L.S.)
Shirley Barnett                    By:   David Roberson    -  President   (L.S.)
---------------                    ------------------------------------------




                                    Exhibit A
                                       to
                          Continuing Guaranty Agreement
                              Dated: June 11, 1997
                        Executed By: Cavalier Homes, Inc.
                       In Favor of AmSouth Bank of Alabama
                           (the "Guaranty Agreement")


      This Exhibit is attached to and made a part of the Guaranty Agreement as fully and completely as if set forth in full therein. Terms used in this Exhibit shall have the meaning given to them in the Guaranty Agreement.

      Notwithstanding anything to the contrary contained in the Guaranty Agreement, the liability of each Guarantor under the Guaranty Agreement is limited to a "certain percentage" of the principal of and interest on the Liabilities and all extensions and renewals of the Liabilities or of any portion thereof, from time to time and at any time outstanding (but without deduction from the amount of the Liabilities any amounts that may theretofore have been, or that may thereafter be, paid to the Bank by any other Guarantor under the terms of the Guaranty Agreement or any other Agreement) plus the same percentage of any costs of collection, including, without limitation, court costs and attorneys' fees incurred by the Bank in the collection of any of the Liabilities. The "certain percentage" applicable to each Guarantor shall be equal to the percentage ownership of such Guarantor in the borrower at the time payment is requested by the Bank under the Guaranty Agreement; provided, however, that the "certain percentage: shall not be less than THIRTY-THREE percent (33%).


   Cavalier Homes, Inc.
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   David A. Roberson      -   President
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